Exhibit 23

BOUWHUIS, MORRILL & COMPANY LLC
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                                             Professional Advisors & Accountants

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Nova BioGenetics, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement of Nova BioGenetics, Inc. on Form S-8, of our report dated October 11, 2005 of our audit of the consolidated financial statements of Nova BioGenetics, Inc. and Subsidiaries as of and for the years ended June 30, 2005 and 2004, which report was included in Nova BioGenetics, Inc.'s Form 10-KSB which was filed with the Securities and Exchange Commission on October 13, 2005, and to all references to our firm included in this Registration Statement.

/s/ Bouwhuis, Morrill & Company

Bouwhuis, Morrill & Company
Layton, Utah
February 6,2006





12 South Main, Suite 208, Layton, Utah 84041 o Tel 801.546.1357 Fax 801.546.1348
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